Transfer Agent & Registrar Agreement

Schedule of Fees & Services

Requirements once appointed as Transfer Agent

n the event of any change in capital structure, involving an increase or decrease in the number of shares which Byzantine Ventures, Inc. (the "Corporation") is authorized to issue, transfer or register, including shares issued as stock dividend or any change in the classes of stock, there shall be filed:

  All amendments to its Articles of Incorporation or By- Laws made after the date of this agency
  Authorizing resolution of the Board of Directors and shareholders (if required) of the Corporation
  An Opinion of Counsel as to the validity of the recapitalization
  If any officer of the Corporation who has signed blank certificates or whose facsimile signature appears on certificates ceases to be an officer prior to the issuance of certificates, Transfer Online may issue or register certificates if to do so does not conflict with the laws of the state of incorporation of the Corporation

In case of death, resignation, removal, or addition of Signing Officer a new Authority certificate should be filed immediately with:.

The copy of the Articles of Incorporation of the Corporation and all amendments shall be certified by the Secretary of State of the state of incorporation.

TRANSFER ONLINE at any time, may request instructions from an officer of the Corporation or opinion from counsel, and may seek advise from legal counsel for the Corporation or its own legal counsel, at the expense of the Corporation, with respect to any matter relating to the agency, and it shall not be liable and shall be indemnified and held harmless by the Corporation for any action taken or not taken or taken or suffered by it in good faith in accordance with such instructions or the opinion of either of such counsel. Transfer Online shall be protected and held harmless by the Corporation in acting upon or recognizing any paper or document reasonably believed by it to be genuine and reasonably believed by it to bear signatures by the person or persons by whom it purports to be signed if that person is authorized to take the action purported to be taken by such document. In the event that an officer no longer has authority sign on behalf of the Corporation and Transfer Online has not been notified in writing of such change, Transfer Online will not be liable for acting upon that officer's instructions.

as Transfer Agent may rely upon the Uniform Commercial Code or any other statutes which in the opinion of counsel protect Transfer Online and the Corporation in not requiring complete documentation for any transaction, in registering a transfer of the Corporation's securities without inquiry, or in refusing registration of a transfer of the Corporation's securities where in its judgment an adverse claim requires such refusal.

may retain all records which it deems proper or necessary in connection with its agency during and upon termination of the agency. Transfer Online will provide copies of any retained records to the Corporation upon request and payment of any necessary fees.

shall be entitled to compensation for services rendered or expenses incurred by itself or any of its agents in accordance with the fee schedule attached to and included in this agreement.

will make original issue of shares of the Corporation's common stock (the "Shares") upon the written instructions of any officer of the Corporation whose name and specimen signature appears on the Certificate of Authority filed. Transfer Online shall be furnished with a certificate of the Treasurer or other duly authorized officer of the Corporation stating that the Corporation has received full consideration for the Shares which are to be issued and a copy of the resolutions authorizing the original issuance of the Shares and authorizing such action .

Transfer Online as Transfer Agent, will issue and mail warrants for rights to subscribe for Shares and will accept subscriptions and issue certificates for Shares upon receiving written instructions from the President or Vice-President and Secretary or Assistant Secretary of the Corporation, upon being supplied with such warrant together with a certified copy of the resolutions authorizing the issuance of the warrants and authorizing such action by .

may issue new certificates in place of certificates if lost, destroyed or stolen upon receiving instructions from the Corporation (if necessary) and indemnity satisfactory to , the Corporation and the Registrar, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Instructions from the Corporation shall be in the form of a certified copy of resolutions of the Board of Directors of the Corporation (unless otherwise directed by such Board of Directors) and shall be in accordance with the provisions of law and of the by-law's of the Corporation governing such matter.

will transfer and register a new certificate or certificates for Shares upon surrender of the old certificate or certificates when properly endorsed for transfer or, uncertificated Shares issued upon submission of an Transfer Instruction with all necessary endorsers' signature guaranteed in such manner and form as may require.

may deliver to the Corporation certificates which have been canceled in transfer, redeemed, converted, or exchanged, after the required holding period, and thereafter be free of all responsibility for such certificates.

will furnish a stockholder's list to the Corporation for its annual meeting upon receiving a written request signed by a duly authorized officer of the Corporation. It will also furnish lists at other times as may be requested by the Corporation.

will issue and mail certificates for Shares representing any stock dividend or stock split upon receiving written instructions from the Corporation together with a certified copy of the Resolutions authorizing the issuance of the Shares and authorizing such action by Transfer Online.

will act as Dividend/Interest Disbursing Agent upon receipt of a certified copy of the resolution of the Corporation's Board of Directors appointing Transfer Online as Dividend/Interest Disbursing Agent.

will act as Plan Agent in accordance with, and as defined in, the Corporation's Dividend Reinvestment Plan upon receipt of a certified copy of a resolution of the Corporation's Board of Directors appointing Transfer Online as Plan Agent.

will pay dividends upon receipt of instructions from the Corporation and a certified copy of a resolution of the Corporation's Board of Directors declaring the dividend, certified to by the Secretary or Assistant Secretary of the Corporation, and the deposit of the necessary funds before the dividend is to be mailed.

In the payment of dividends or interest, Transfer Online shall be deemed an agent of the Corporation and not a trustee for the Corporation's stockholders. Transfer Online shall continue to hold unpaid or undisbursed funds, unless instructed otherwise by the Corporation.

If Transfer Online's agency is terminated, Transfer Online may deliver unissued certificates to a printer for blocking out Transfer Online's name on such certificates, and arrange for subsequent delivery of such certificates to the Corporation, or may shred such certificates upon written instructions from the Corporation, and furnish the Corporation a certificate verifying that such certificates have been shredded.

In case of any demand for the inspection of the stock books or records of the Corporation, Transfer Online will notify the Corporation and secure instructions from the Corporation as to permitting or refusing the inspection. Transfer Online reserves the right, however, to exhibit the stock books or records whenever it is advised by its counsel that it may be held responsible for failure to do so.

Upon receiving written instructions signed by a duly authorized officer of the Corporation, and being furnished, on the record date, with proxies, Transfer Online will address and mail said proxies to all the Corporation's stockholders as of a given record date . Transfer Online shall also, if requested, examine and tabulate proxies and report the result of tabulation to the Corporation. Transfer Online will , if requested by the Corporation, attend the shareholder meeting and act as inspector of elections.

Anything herein to the contrary notwithstanding, Transfer Online shall in no event have liability or any damage resulting from any action taken, omitted or suffered by it in connection with any of the foregoing agencies, unless resulting from its gross negligence or willful misconduct.

The Corporation shall furnish Transfer Online with a sufficient supply of stock certificates and from time to time shall renew such supply upon request. Unissued certificates shall be signed by the Corporate officers authorized to sign certificates and shall bear the corporate seal, or shall bear, to the extent permitted by law, the facsimile signature of each such officer and/or corporate seal.

shall not prohibit the transfer or exchange of a certificate or Shares, whether due to a provision in the Corporation's Articles of Incorporation, by-law's, or to other reasons, unless such restriction or a reference to it is clearly imprinted on the stock certificate; or unless Transfer Online has received written instructions from the Corporation prior to the transfer of the restricted stock certificate.

in regard to the procedure to be followed by Transfer Online upon presentation, for transfer or exchange, of a certificate for Shares which is subject to restrictions, The Corporation indemnifies and holds harmless against any expenses, losses, claims, damages, or liabilities to which may become subject by of honoring the instructions of the Corporation shall notify Transfer Online of any and all amounts to be withheld from holders subject to withholding under any law or government regulation. The Corporation indemnifies and holds harmless against any expenses, losses, claims, damages, or liabilities to which may become liable by virtue of the Corporations failure to notify of any such withholdings.

DOCUMENTS TO BE FILED WITH APPOINTMENT

Signature Page (provided)

Indemnity Agreement (provided)

Certificate of officers (provided)

Corporate AUth for E-Mail (Provided)

Corporate information sheet (provided)

Certificate replacement (provided)

Copy of by-laws

Specimen Certificates

Copy of Articles of InCorporation

Copy of resolution by the Board of Directors appointing Transfer Online

Opinion of counsel including the following:

  The Corporation is validly organized and legally authorized to sell and issue its securities
  Shares issued and outstanding prior to appointment have been properly and validly issued and are (or not) fully paid and non assessable

Signature Page

Agreement may be terminated by either party upon giving written notice thereof to the other at its last address of record, but no termination shall effect the obligation of the Company to pay for services rendered prior to the effective date of such termination.

Transfer Online will surrender to the Corporation all records and documents of the Corporation upon receipt of a corporate resolution terminating Transfer Online and its agents, and upon payment of all fees owed for services rendered prior to the effective date of such termination.

Transfer Online's services shall be performed principally in the State of Oregon, and this agreement shall be construed and enforced in accordance with the laws of the State. This agreement shall be binding upon and inure to the benefit of the parties, their transferees, successors, and assigns. In the event any suit or action is brought to collect any sums due hereunder, or to enforce any of the provisions of this agreement, the prevailing party shall be entitled to collect such reasonable attorney fees and costs as may be awarded by the court upon any trial or appeal there from.

IN WITNESS WHEREOF the parties have entered into this agreement this

Signature, Authority & Date

Name(Print) Title Signature

____________________________________________________________________________

Lori Livingston, President Transfer Online, Inc.

Date

Name(Print) Title Signature

____________________________________________________________________________

Date

Indemnity Agreement

In CONSIDERATION of TRANSFER ONLINE, Inc., an Oregon Corporation, to act as Transfer Agent for

_______________________________________________________________________________(Corporation)

The Corporation agrees to indemnify and save harmless Transfer Online from and against all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every kind, nature and character, which Transfer Online may incur as a result of acting as Company's Transfer Agent, or as a result of actions of any predecessor Transfer Agent.

The responsibility of the Company to indemnify, hold harmless and contribute as herein provided does not extend to acts that arise out of Transfer Online's gross negligence, bad faith or willful misconduct.

Transfer Online shall not be under any obligation to prosecute or to defend any action or suit in relation to the Transfer Agent relationship between Transfer Online and the Company which, in the opinion of Transfer Online or its counsel may involve an expense or liability on behalf or against Transfer Online , unless the Company shall, when such occasion arises, furnish Transfer Online with satisfactory security for expense or liability.

Additionally, Company grants TRANSFER ONLINE, Inc. the following rights and remedies:

  Right of contribution to Transfer Online by Company for amounts paid to third parties, based on an act or acts of Transfer Online as Transfer Agent for the Company.
  Transfer Online may request opinion of counsel when Transfer Online requires, relative to any matter which may arise in the performance of Transfer Online's duties as Company's Transfer Agent, which opinion shall be at the expense of the Company.
  Right to obtain from Company any books, records, or memoranda which are required by Transfer Online in defense of any claim which may arise in the performance of Transfer Online's duties as Transfer Agent.

Dated this_______________________day of___________________________, 19__________

Company Name________________________________________________________________

By:_____________________________________ By:__________________________________

Secretary President

Certificate of Officers

Corporation

The undersigned, secretary of the above Corporation, hereby certifies that by resolution duly adopted by the board of directors of said Corporation, the officers named upon this certificate have been duly elected, are now acting and are qualified to sign written instructions, consents, stock certificates of said Corporation, that the specimen signatures appearing opposite the names and titles are genuine signatures of such officers and that said resolutions electing these officers are now in full force and effect. You are further authorized to recognize these signatures until you receive our written instructions to the contrary.

Officer/Title Will Sign

In witness whereof, I have affixed the seal of the Corporation

_______________________________________________________________________

Corporation

Dated__________________________________________________________________

By_____________________________________________________________________

Secretary

Print___________________________________________________________________

Corporate Information Sheet

Company Name_________________________________Website______________________

Address of corporate offices_____________________________________________________________

Phone___________________Fax__________________e-mail_________________ (for notices)

Name Address of record (If other than corporate offices) E-Mail

President_____________________________________________________________________

Secretary______________________________________________________________________

Officer________________________________________________________________________

Officer________________________________________________________________________

Legal Counsel___________________________________________________________________

Address_______________________________________________________________________

Phone_________________________________________________

Fax___________________________________________

Is legal counsel Authorized to issue instructions on behalf of the company? ____(If yes please provide a sample signature)

Shares Authorized Shares Issued Class of Stock Par Value

_____________________ ______________________ ______________________ _________

_____________________ ______________________ ______________________ _________

_____________________ ______________________ ______________________ _________

Any additional information regarding the shares which we will act as agent for

(Prior Names, Splits or problems which might affect Transfer Online as agent)

______________________________________________________________________________

______________________________________________________________________________

Are there any shares issued in the name of the Corporation?___________________________________________________________________

CERTIFICATE REPLACEMENT

Corporation_____________________________________________________________________

Address _____________________________________________________________________

_____________________________________________________________________

City ________________________________________State________Zip___________________

RESOLVED TRANSFER ONLINE, as Transfer Agent and Registrar, is hereby authorized to issue and register such new certificates for the capital stock of this Corporation as may from time to time be requested to replace lost, stolen or destroyed certificates. each such replacement to be made upon being furnished with an affidavit as to the loss, theft or destruction of such certificates, and upon being properly indemnified against any and all loss that the Corporation, its Transfer Agents and Registrars may incur by reason of the replacement. Such indemnification shall consist of an open penalty Sole Obligor Bond.

FURTHER RESOLVED, that since TRANSFER ONLINE is covered by Reliance Insurance company , with said coverage including indemnification for any Registrar, co-registrar, or co-transfer agent, this Corporation will approve this bind for use in replacing any of our lost, stolen or destroyed securities as being consistent with our corporate requirements and the Transfer Agent is authorized to issue said securities with no further Corporate approval required..

I, _________________________________________, Secretary of the above named company

Corporation, do hereby certify the foregoing to be a full, true and correct copy of a resolution duly adopted at a regular meeting of the Board of Directors of said Corporation

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of said

__________________________________________________________________

Corporation

this_______ day of________________________, 19_________

By:________________________________________

Secretary

AUTHORIZATION FOR ACCEPTANCE OF CORPORATE INSTRUCTION VIA EMAIL

Corporation Name_______________________________________________________________________

Address _____________________________________________________________________

Address _____________________________________________________________________

City ________________________________ State _______ Zip ___________________

RESOLVED, that TRANSFER ONLINE, as Transfer Agent and Registrar, is hereby authorized to accept any and all emails as valid instruction from this Corporation to issue number and register such new certificates for the capital stock of this Corporation or accept other instructions as valid and authorized if received from the email addresses listed below:

Name Email Address

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

I, _________________________________________, Secretary of the above named company

Corporation, do hereby certify the foregoing to be a full, true and correct copy of a resolution duly adopted at a regular meeting of the Board of Directors of said Corporation

In Witness thereof, I have hereunto set my hand and affixed the seal of said

__________________________________________________________________

Corporation

this_______ day of________________________, 19_________

By:________________________________________

Secretary

Fees

Setup

  Establishing database on our system (May be additional charge for data entry on large companies or data which is received in non standard format)

  Includes a General Audit of all Information Received from Prior Agent (If Applicable).
  Conversion by tape is Additional Based on Number of Shareholders.
  Document Preparation and execution.

Common Issues (500 Shareholders or Less) $500.00

Unit Issues $750.00

Administrative Fees

  Option 1 $500.00 per quarter
  Option 2 $1000.00 per quarter

All transfers are billed to the person or entity who submits the request and billed as indicated below. Issuer has access to website with a corporate listing and service for their shareholders to access their account information Issuer has access to all features including the trading board for their shareholders and unlimited report functions. Also includes safekeeping, book entry only maintenance for share balances

Option 2 all features as indicated above including no fees for certificate issuances up to 50 certificates per fee period

All Services are otherwise billed as indicated below

Stock Certificate Issuance $15.00 per certificate

Issuer request

Non-Routine Item $15.00 per restricted

Exercises $20 .00 per warrant

$20.00 per option exercise

$25.00 per rush transfer

Included in Administrative Fees

Place, Maintain, Release Stop Transfer Orders and restrictions

Security Control of Unissued Certificates

Retention and storage of Corporate Records

Inquiries/Correspondence

Telephone/Facsimile/E-Mail on behalf of Issuer

Monthly Transfer Journals

Reports to Issuer

Shareholder Listing (bound and certified)* No charge with quarterly payment

Additional Listings $0.10 per shareholder

$75.00 minimum (Paper report)

$40.00 Disk

Monthly Transfer Journal

Additional Listings $25.00 each

Shareholder Mailing Labels** $0.10 per label

$50.00 minimum

* Shareholder lists can be provided by e-mail or disk or at our website.

**Shareholder database can be e-mailed or sent on disk for production of labels at your site

Expense Reimbursement

All Costs Incurred on Behalf of the Issuer will be Invoiced at Cost.

Hourly Time $35.00 per hour

Mailing Services

Affix Labels $10.00 per hundred

Affix Postage $10.00 per hundred

Handling $10.00 per hundred

Notice must be received 5 days prior to mailing to ensure proper scheduling

Proxy Services

Proxy Solicitation to Broker/Dealer $75.00

Includes Letter, Envelopes, Record of Response, & Postage

Scheduling of annual meeting $25.00

Processing

Prepare & Tabulate & Recording $20.00 per Hundred $50.00 minimum

Reporting (Affidavit of mail, daily totals) $200.00

Special Services

Stock splits (Ordinary) $1.00 per shareholder

Dividends $2.00 per shareholder $150 min

1099 preparation $3.00 per shareholder

Attend shareholder meeting $500 plus expenses

Accounting Audit letter $50.00

ANy service not specified above can be bid

Options available for Issuers with low activity who require a recordkeeper